Form 4
WISCONSIN
7/96
                                                             EXHIBIT (1)(M)
                           ARTICLES OF AMENDMENT
                            STOCK (FOR PROFIT)

A.   Name of Corporation: Portico Funds, Inc.
                          -----------------------------------------------
                         (prior to any change effected by this amendment)

     Text of Amendment (Refer to the existing articles of incorporation and instruction A. Determine those items to be changed and set forth below the number identifying the paragraph being changed and how the amended paragraph is to be read.)

     RESOLVED, THAT, the Articles of Incorporation of the Company shall be amended by:

          Striking out Article I of the Articles of Incorporation in its entirety and inserting in lieu thereof the following:

               The name of the corporation (hereinafter called "Corporation") is:

                    Firstar Funds, Inc.

          This amendment shall be effective as of 8:00 A.M. Central Time on February 1, 1998.

B.   Amendment(s) adopted on  September 19, 1997
                              -----------------------------------------------
                              (date)


     Indicate the method of adoption by checking the appropriate choice below:

     (x)  In accordance with Sec. 180.1002, Wis. Stats. (By the Board of
Directors)
OR
     ( ) In accordance with Sec. 180.1003, Wis. Stats. (By the Board of Directors and Shareholders)
OR
     ( ) In accordance with Sec. 180.1005, Wis. Stats. (By Incorporators or Board of Directors, before issuance of shares)

C.   Executed on behalf of the corporation on  December 16, 1997
                                               ------------------------------
                                               (date)

                                               /s/ Steven R. Parish
                                               ------------------------------
                                               (signature)

                                               Steven R. Parish
                                               ------------------------------
                                               (printed name)

                                               President
                                               ------------------------------
                                               (officer's title)


D.   This document was drafted by              Sharon L. Dougherty
                                               ------------------------------
                                           (name of individual required by law)


                        FILING FEE - $40.00 OR MORE
   SEE REVERSE for Instructions, Suggestions, Filing Fees and Procedures
   -----------

ARTICLES OF AMENDMENT
  STOCK (FOR PROFIT)


               Susan Hoaglund
               777 E. Wisconsin Avenue
               JSS 3-11
               Milwaukee, WI  53202

                                       Please indicate where you would like
                                      the acknowledgement copy of the filed
                                    document sent.  Please include complete
                                                  name and mailing address.


Your phone number during the day:  (414) 765-7167
                                   ------------------------------
INSTRUCTIONS  (Ref. Sec. 180.1006 Wis. Stats. for document content)

A. State the name of the corporation (before any changes effected by this amendment) and the text of the amendment(s). The text should recite the resolution adopted (e.g., "RESOLVED, THAT, Article I of the Articles of Incorporation is hereby amended to read as follows . . . etc.").
     If an amendment provides for an exchange, reclassification or cancellation of issued shares, state the provisions for implementing the amendment if not contained in the amendment itself.

B. Enter the date of adoption of the amendment(s). If there is more than one amendment, identify the date of adoption of each. Mark one of the three choices to indicate the method of adoption of the amendments.

     By Board of Directors - Refer to Sec. 180.1002 Wis. Stats. for specific information on the character of amendments that may be adopted by the Board of Directors without shareholder action.

     By Board of Directors and Shareholders - Amendments proposed by the Board of Directors and adopted by shareholder approval. Voting requirements differ with circumstances and provisions in the articles of incorporation. See Sec. 180.1003 Wis. Stats. for specific information.

     By Incorporators or Board of Directors - Before issuance of shares - See Sec. 180.1005 Wis. Stats. for conditions attached to the adoption of an amendment approved by a vote or consent of less than 2/3rds of the shares subscribed for.

C. Enter the date of execution and the name and title of the person signing the document. The document must be signed by one of the following: An officer (or incorporator if directors have not yet been elected) of the corporation or the fiduciary if the corporation is in the hands of a receiver, trustee, or other court-appointed fiduciary. At least one copy must bear an original manual signature.

D. If the document is executed in Wisconsin, Sec. 182.01(3) Wis. Stats. provides that it shall not be filed unless the name of the drafter (either an individual or a governmental agency) is printed in a legible manner. If document is NOT drafted in Wisconsin, please so state.

FILING FEES
-----------
     Submit the document with a minimum filing fee of $40.00, payable to DEPT. OF FINANCIAL INSTITUTIONS. If the amendment causes an increase in the number of authorized shares, provide an additional fee of 1 cent for each new authorized share. When the document has been filed, an acknowledgment copy stamped "FILED" will be sent to the address indicated above.